Exhibit 8.1

609 Main Street

Houston, TX 77002

United States

To Call Writer Directly: (713) 836-3600	www.kirkland.com	Facsimile: (713) 836-3601

June 12, 2024

Summit Midstream Corporation

910 Louisiana Street, Suite 4200

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Summit Midstream Corporation, a Delaware corporation (“New Summit”), in connection with the corporate reorganization of Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), to convert from a master limited partnership to a C corporation (the “Corporate Reorganization”) through a merger between the Partnership and Summit SMC NewCo, LLC, a Delaware limited liability company and wholly owned subsidiary of New Summit (“Merger Sub”), pursuant to which all of the common units representing limited partner interests in the Partnership (“Common Units”) will be converted into the right to receive shares of common stock, par value $0.01 per share, of New Summit (“Common Stock”) and all of the 9.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership will be converted into the right to receive shares of Series A Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, of New Summit (the “Merger”), with the Partnership surviving the Merger as a wholly-owned subsidiary of New Summit. All capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 31, 2024, by and among New Summit, Merger Sub, the Partnership and Summit Midstream GP, LLC, a Delaware limited liability company (“Partnership GP”).

At your request, and in connection with the filing of the Form S-4 by New Summit with the Securities and Exchange Commission (File No. 333-279903) (the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, we are rendering our opinion regarding certain U.S. federal income tax matters.

In connection with this opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in the following: (i) the Merger Agreement (including any exhibits and schedules thereto); (ii) the officer’s certificate of New Summit and the Partnership delivered to us for purposes of this opinion (the “Officer’s Certificate”); (iii) the Registration Statement, including the joint proxy statement/prospectus forming a part thereof; and (iv) such other documents, information and materials as we have deemed necessary or appropriate.

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Summit Midstream Corporation

June 12, 2024

In rendering this opinion, we have assumed, with your consent, that, among other things: (1) all parties to the Merger Agreement and to any other documents reviewed by us, have acted and will act in accordance with the terms of the Merger Agreement and such other documents; (2) the Merger will be consummated at the Effective Time pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement, without the waiver or modification of any such terms and conditions, and as described in the Registration Statement and will be effective under the laws of the State of Delaware; (3) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of New Summit, the Partnership, Partnership GP and Merger Sub in the Merger Agreement, the Officer’s Certificate, and the Registration Statement are and, at all times up to and including the Effective Time, will continue to be true, complete and correct; (4) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of New Summit, the Partnership, Partnership GP and Merger Sub in the Merger Agreement, the Officer’s Certificate, and the Registration Statement that are qualified by the knowledge and/or belief of any person or entity are and, at all times up to and including the Effective Time, will continue to be true, complete and correct as though not so qualified; (5) as to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement and, at all times up to and including the Effective Time, there will be no plan, intention, understanding or agreement; and (6) for U.S. federal income tax purposes, New Summit, the Partnership, Partnership GP and Merger Sub will treat the exchange of Common Units for Common Stock in the Merger as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”). We also have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the legal capacity of signatories. Moreover, we have assumed that all facts, information, statements and representations contained in the documents we have reviewed can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence. If any of the assumptions described above are untrue for any reason, or if the Merger is consummated other than in accordance with the terms and conditions set forth in the Merger Agreement, our opinion as expressed below may be adversely affected. The opinion is rendered to you as of the date hereof, and we undertake no responsibility to advise you of any factual developments arising after the date hereof or to supplement or otherwise revise our opinion to reflect any such developments.

Our opinion is based on the Code, the United States Treasury Regulations, case law and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof, any of which is subject to change at any time, potentially with retroactive effect. We undertake no responsibility to advise you of any legal developments arising after the date hereof or to supplement or otherwise revise our opinion to reflect any such developments. Any change in the applicable law or regulations, or any new administrative or judicial interpretation of the applicable law or regulations, may affect the continuing validity of our opinion. Our opinion is not binding on the Internal Revenue Service or any court, and there is no assurance or guarantee that the Internal Revenue Service or a court will agree with our conclusions.

Based upon and subject to the foregoing, and to the qualifications and limitations set forth herein, and in reliance upon the representations and assumptions described herein, we hereby confirm that the statements set forth in the section of the Registration Statement entitled “Material U.S. Federal Income Tax Consequences,” to the extent they constitute matters of U.S. federal income tax law or summaries of legal matters or conclusions with respect thereto, have been reviewed by us and are correct in all material respects, based upon current laws and the assumptions stated or referred to therein and the limitations set forth therein.

Summit Midstream Corporation

June 12, 2024

Our opinion is limited to the U.S. federal income tax issues specifically addressed herein, and no opinion is expressed or should be inferred as to any other U.S. federal income tax issues or the tax consequences under any state, local or foreign laws or with respect to other areas of U.S. federal taxation. We express no opinion as to (i) any U.S. federal, state, local, foreign or other tax consequences, other than as set forth herein and in the Registration Statement or (ii) any matter whatsoever if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied, including in the Registration Statement and the Officer’s Certificate, are not true and accurate at all relevant times.

This opinion has been prepared pursuant to an engagement with you and is solely for your benefit and shall not inure to the benefit of any other person, including without limitation any successor or assign of yours, whether by operation of law or otherwise, and is not to be used or relied upon for any other purpose except in connection with the Corporate Reorganization without our express written permission. Further, this opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP